UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2010
Date of Report (Date of earliest event reported)

AQUASIL INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lexington Avenue, 17th Floor New York, New York	10168
(Address of principal executive offices)	(Zip Code)

(888) 510-3394
Registrant’s telephone number, including area code

n/a
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Exchange Agreement

On December 30, 2010, Aquasil International Inc., (the “Corporation” formerly named BWI Holdings, Inc.) entered into a stock exchange agreement (the “Stock Exchange Agreement”) with AquaSil Inc., a New York corporation (“AquaSil”), and the sole stockholder of AquaSil (the “AquaSil Stockholder”). In accordance with the terms and provisions of the Stock Exchange Agreement, the Corporation acquired 100% of the total issued and outstanding shares of common stock of AquaSil in exchange for issuance of an aggregate 70,000,000 shares of the Corporation’s restricted common stock to the AquaSil Stockholder.  Subsequent to the merger, the Corporation had 79,498,063 issued and outstanding shares of common stock and the sole stockholder of AquaSil owned 88% of the common stock of the Corporation.

License Agreement

On October 25, 2010, the Corporation’s subsidiary, AquaSil, entered into a license agreement (the “Agreement”) with Khasid ICT, a corporation organized under the laws of the country of Tajikistan and controlled and managed by a controlling stockholder of the Corporation. Under the agreement, AquaSil has been granted an exclusive, sub-licensable, assignable, royalty-bearing license to use the Formula “ROSS TJ 72 N00422” (the “Formula”) for the purpose of selling the licensed products, as defined, throughout the world. Royalties are due quarterly, calculated at the rate of 5% of gross revenues. The term of the license is through December 31, 2020, unless terminated earlier. The licensor may terminate the Agreement without cause with 180 days prior notice or immediately with written notice.

SECTION 2. FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITON OR DISPOSITION OF ASSETS

The Corporation refers to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporates the contents of that section herein, as if fully set forth under this Section 2.01.

BUSINESS OPERATIONS

The Corporation will engage in the distribution of the mineral water produced by Khasid ICT, the licensor, under the name “Mineral Silver Water”. Water is life – this is an ancient eastern wisdom. This saying is also true for our days. The technological influence of the humankind on the environment has potentially reached threatening levels.  The use of pesticides in the agriculture, the influence of chemical production, auto transport, worn-out utility lines – this list of the factors which decrease the quality of the water is far from complete. Based on United Nations data, management believes that inhabitants of our planet experience the deficit of water and about 70% of inhabitants consume drinking water of poor quality. With each year the problem of water consumption becomes increasingly urgent, especially in the arid regions of Asia, Africa and etc. The situation here can be described as very pressing, both in the sense of scarcity and quality of water.

Within developed nations, management believes that about 92% of population use for consumption purchased purified water with a stable content of calcium, magnesium, iodine, fluorine and other most important microelements. The concentration of microelement is the most important factor which highly varies in various types of water sold in the stores, starting with almost completely distilled one, obtained by the technology of reverse osmosis, and ending with a very hard one, which is obtained practically without any additional treatment and processing from various underground springs. In the process of estimating the degree of the risk from the nature of undesirable admixtures in the water, the most important role is played by microbiological pollution. Thus, the studies of Dr. Robert Tardiff from the USA showed that the danger of contracting a disease from the microbiologically contaminated water is thousand times higher (up to hundred thousand times) than from the pollution of water by the chemical compounds of various nature.

The government of Republic of Tadzhikistan has been trying to solve the problems of this nature for many years. Tadzhikistan is located in the southeast Central Asia. Tadzhikistan is rich in various mineral waters. Many types of mineral waters are found distinguished by the specific components - carbonate, hydrogen sulfide, iodine-brome, siliceous, radon and also by the level of mineralization - from fresh water to the highly strong brines; by the content of gases - carbonate, hydrogen sulfide, nitric, methane; by the temperature - from cold to very hot. In the Republic of Tadzhikistan, there are registered more than 200 springs. In the regions of paleozoic deposits and magmatic rock there are noted 86 natural yields of carbonate and nitric waters, about 70 of them are located on the Pamirs. The high-yielding springs – Obigarm, Hodja -Obigarm - are located within the limits of Gissar ridge. The gorge Vardob is also located there. The Varzobok gorge contains seven mountain rivers: Varzob (High water}, Simigandzh, Sieme, Vakhsh, Siyi, Amoo, Sokkhab. Pristine beauty of the surrounding nature, region of high mountains, complete absence and remoteness of the industrial centers serves as the reliable protection of the water from the polluting environmental effects.

In this remote location, Khasid ICT, our licensor has acquired a section of land and constructed a water intake facility with environmentally protected conservation zone on the basis of the natural, self-effusing spring, with the debit of water 50 m3 in a 24 hour period, which ensures intake and dispatch of the superb, ecologically clean mineral water " Mineral Silver Water" with the natural silver content. At the same time, at the distance of 30 km from the mineral spring in the city of Dushanbe, Khasid has built a plant, equipped with the continuous production cycle facilities for the production of polyethylene terephthalate (“PET”) bottles, bottling and packing of the finished product. Distribution of the finished product is carried out through the network of retail outlets and the foreign Embassies of the city and the republic.

MINERALSUBSTANCES OF MINERAL SILVER WATER

"Mineral Silver Water" - natural water - contains vitally important set of mineral substances and microelements, which is needed daily for the normal functioning of the human body. Chemical composition of the water “Mineral Silver Water” is determined on July 6, 2007 by Experimental Laboratory of the Standardization, Metrology, Certification Academy of Russia.

Below is an extract from a test protocol undertaken  and known as test protocol  no. 68-1 reflecting the mineral substances and microelements:

Names of the key properties, units	Standards	Actual reading

Odor at 20C, points	0	0
Coloration, degrees	5	5
Opacity, EMF	1	0.5
Hydrogen index (PH)	6.5-8.5	8
Chlorides, mg/l	250	5
Sulfides, mg/l	250	27
Phosphates (PO3−4), mg/l	3.5	0.05
Silicates (Si) mg/l	10	2.5-3.2
Nitrates (NO3), mg/l	20	4
Cyanides (CN), mg/l	0.035	<0.01
Hydrogen Sulfide (H2S), mg/l	0.003	<0.002
Aluminum (AL3) mg/l	0.2	0.04
Beryllium (B3), mg/l	0.0002	<0.0001

Iron (Fe, total), mg/l		0.3	0.05
Cadmium (Cd, total), mg/l		0.001	<0.0005
Manganese (Mn, total) mg/l		0.05	0.03
Nickel (Ni, total), mg/l		0.02	<0.01
Mercury (Hg, total) mg/l		0.0005	<0.0005
Silver (Ag), mg/l		0.025	0.005
Lead (Ph, total)		0.01	<0.005
Zink (Zn2), mg/l		5	<0.05
Sodium (Na)		200	12.9
Boron (B, total)		0.5	<0.2
Arsenic (As, total)		0.001	<0.01
Permanganate oxidation, mg O2/l		3	0.7
Ammonia and ammonium – ion. mg/l		0.1	<0.05
Nitrates (NO2), mg/l		0.5	0.003
Tensioactive substances, anionic, mg/l		0.05	<0.015
Oil products, mg/l		0.05	<0.04
Formaldehyde, mkg/l		5	not found
Benzopyrene, mkg/l		0.005	<0.0015
Hexachlorbenzene, mkg/l		0.2	not found
DDT	(the sum of isomers), mkg/l	0.5	not found
Total mineralization (dry solids), mkg/l		1000	250
Hardness, mg-equiv./l		7	3.5
Alkalinity, mg-equiv./l		6.5	3
Calcium (Cb) mg/l		130	48
Magnesium (Mg), mg/l		65	8
Potassium (K), mg/l		20	5.8
Bicarbonates (HCO3), mg/l		400	124
Fluoride-Ion (F), mg/l		1.5	0.15
Iodide-ion (J), mg/l		0.125	<0.01

USES FOR MINERAL SILVER WATER

Natural silver, which is contained in “Mineral Silver Water”, is a natural preservative and essential element. Management believes that natural silver also strengthens the immune system of the human body, rejuvenates it and has a total beneficial effect on health. " Mineral Silver Water" is a reliable aid for preventive care and treatment for many illnesses. Medicinal properties of the water, which are acquired after its contact with metallic silver, were known since ancient times. In 1393s Swiss scientist K. Negeli makes a discovery: silver, which is dissolved in the water, kills bacteria. Later on his discovery receives confirmation by many world scientists.

Microquantities of silver have biological and physiological influence on the living organisms. Many harmful microbes (pathogenic bacteria) quickly perish under the influence of the most negligible doses of silver. Only silver ions have such a strong effect of the destruction of bacteria. This element assists the oxidation processes, which take place in the organisms of humans and animals; it has a beneficial effect on their living functions. It is determined that silver tinctures are effective therapeutic aids when they come in direct contact with inflamed or infected surfaces, caused by bacterial infection.

The results of treatment with silver water prove the effectiveness of its use for the treatment of gastrointestinal diseases, cholecystitis, infectious hepatitis, cholangitis, pancreatitis, duodenitis and any intestinal infections without fear of disrupting beneficial microflora and causing dysbacteriosis, the inflammatory processes of the throat, nose, eyes, surface ulcers and simple wounds, as well as those caused by tubercular process. Ulcers of stomach and duodenum is successfully treated, because the bacteria which cause the ulcerous process is eliminated.

Silver ions found application for the treatment of chronic vaso-motorallergic rhinitis and sinusitis. Silver has wide application in dermatology and venereology. It is used as external aid for the treatment of dermatosis of viral, yeast, streph-staphylococcic and trophic origin. In the opinion of many foreign scientists, the effectiveness of the treatment of thermal burns with bandages, moistened with silver water, has no equal analogues.

The important characteristic of this method is its total absence of pain, which is extremely important for the treatment of patients with the severe burns. Use of “Mineral Silver Water" for the therapy of acute and chronic pneumonia, bronchitis (application through inhalation), brings the recovery even in severe cases and within shorter periods of times, even when combination of several antibiotics fail. Irrigation and introduction into the mouth cavity for the treatment of ulcerous gingivostomatite, long-term non-healing ulcers, acute stomatitis, fungal stomatitis and inflammatory-dystrophic form of periodontal disease allow to appreciate the extreme effectiveness of the preparation. Influenza is treated with the aid of inhalants and washing of the nasal cavity, while the entire time of the treatment is shortened by two days and severe reactions of the body are not present.

Application of “Mineral Silver Water” for the medical treatment purposes:

•	For surgical purposes (when bones, muscle joints, lymphatic nodes and other organs are affected as the result of streph-staphylo-pneumococcus infection, tubercle bacillus and such).
•	For ophthalmology purposes (conjunctivitis, blepharitis, keratitis, inflammation of the dacryocyst and other inflammation processes).
•
For ENT practices (external auditory canal, inflammation of the middle ear, mastoiditis, pharyngitis, laryngitis, genyantritis, tonsilitis, rhinitis, as well as various types of angina and influenza epidemics).

•
For the treatment of internal diseases (stomach ulcer, duodenum ulcer, chronic hyperacidic gastritis accompanied by heartburn, as well as secretory neuroses with excessive production of gastric acid, enteritis, colitis, endocrine diseases and metabolic diseases – diabetes, diatheses).

•	For the treatment of infectious diseases (to treat dysentery, typhoid fever, paratyphoid, scarlet fever, diphtheria, and etc.)
•	In obstetrical-gynecological practice (treatment of various inflammatory processes of the mucous membrane of gynecological region and nipple cracks).
•	For the treatment of skin diseases (to treat furunculosis and fungal dermatitis).
•	In dental practice (during the treatment of aphthoulcerous stomatitis, gingivitis and other diseases of the oral cavity).

GOVERNMENT CERTIFICATE FOR MINERAL SILVER WATER

Government certificate ROSS TJ. 72 NOO422 issued until 07.06.2008 № 0737237 in the name of LLC “Khasid ICT”. Legal address: 3 A. Matrosova Street, Dushanbe, Tajikistan, TIN 030008156.  This government certificate is in the name of Khasid ICT who has executed a license agreement with our wholly owned subsidiary, AquaSil Inc.

OPERATIONAL STRATEGY

We plan to maket under our exclusive license the “Mineral Silver Water” produced by  Khasid ICT whose goal in entering into the licensing agreement with AquaSil Inc. is to have increased distribution of the marketable products to significantly increase production of and export capacity of the enterprise allowing Khasid ICT as distributor to improve the commercial appearance of the product and satisfy increased customer demands.  Khasid ICT has committed to the following actions, based on our ability to distribute the products:

•	Accomplish the acquisition of six-ton tanker trucks, bottling and packing equipment, which ensures the high quality of water even in extraordinary circumstances.
•	Perform the modernization and renovation of the production facilities, in order to create the space for additional equipment, as well as improve the quality control of the water.
•

•	Implement the system of automated computerized record keeping of material assets circulation, financial flow, circulation of the product and raw material resources from seller to buyer.
•	Set up the laboratory control of the output product quality.
•	Expand the use of mineral water for therapeutic purposes.

Khasid ICT will be seeking additional financing in order to be able to accomplish its above goals.   The Company may assist in raising this financing and will seek to either acquire an interest in Khasid ICT or make repayable loans which will allow for the supply of products under our licensing agreement.   At this time we cannot represent that Khasid ICT will be successful in raising the required capital or that the Corporation will be able to assist with the required capital to ensure unimpeded distribution of the product.  The Corporation does not currently have any plans for raising additional financing.

MARKETING AND STRATEGY

Market Estimation and Competitive Ability

There is significant demand for the high quality mineral water with the similar characteristics for the disease treatment and preventive care exists in Afghanistan, Iraq, countries of the Persian Gulf, Turkmen Republic, Iran, southern regions of Uzbekistan and Kazakhstan. Management believes that Mineral Silver Water can be included in World Health Organization (“WHO”) programs designed to fight tuberculosis, infectious and gastrointestinal diseases..

Pricing

Evaluation of cost-effectiveness of this project is performed with provision for the world price level of the packaged regular drinking and carbonated water without taking into consideration its high mineral content. Management believes that this allows the Corporation’s wholesale price by 10-15% in the process of distributing Mineral Silver Water. It is important to take into consideration that heat-shrink packaging film makes it possible to transport PET bottles by railroad  and in heavy duty containers from 1.5 – 0.5 liters. 19 and 5 liter containers require the use of transporting shelves.

SUPPLIES OF MINERAL SILVER WATER

Water of the spring originates at the height of more than 6,000 meters above sea level, on the edge of Pamir’s glaciers and comes down the bedrock aquifers, being enriched while   passing through the deposits of mineral salts. Annual debit of the borehole is 13,250 tons. The present project being undertaken by Khasid ICT provides for utilization of mere 3.28 % of the potential output of the spring.

RISK FACTORS

An investment in the Corporation’s common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in evaluating the Corporation and its business before purchasing shares of common stock. The business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that the Corporation is currently aware of that it may be facing. Additional risks not presently known to the Corporation may also impair its business operations. You could lose all or part of your investment due to any of these risks.

Our auditors have issued a going concern opinion.  As at December 31, 2010, the Corporation has a working capital deficit of $1,022,822. Its auditor has issued a going concern opinion. Accordingly, there is substantial doubt that the Corporation can continue as an on-going business for the next twelve months unless it obtains additional capital. The Corporation will need to raise proceeds from the issuance of debt and equity and increase its operating revenues. There can be no assurance that the Corporation can or will be able to complete any debt or equity financing with commercially reasonable terms.  To increase its operating revenues, the Corporation will need to market and distribute its Mineral Silver Water.

Because we sell the Mineral Silver Water in foreign countries, changes in currency exchange rates, as well as other risks and uncertainties, could adversely affect our operations and financial results. The Corporation will sell the Mineral Silver Water to customers located in foreign countries. Accordingly, the Corporation could be adversely affected by changes in currency exchange rates, as well as by the political and economic risks attendant to conducting business in foreign countries. These risks include the potential of political instability in developing nations where the Corporation is conducting business.

The Corporation needs additional capital to execute its business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all. In a rapidly changing economy, capital requirements are difficult to plan for. Although we currently expect to have sufficient sources of funding for the next few months, the Corporation expects that it will need additional capital to fund its future growth.

Its ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

	Investors’ perceptions of, and demand for, companies in our industry involving medicinal use of water;

	Investors’ perceptions of, and demand for, companies operating in foreign countries

	Conditions of the U.S. and other capital markets in which we may seek to raise funds;

	Our future results of operations, financial condition and cash flows;

	Governmental regulation of foreign investment in companies in particular countries;

	Economic, political and other conditions in the United States, Canada, and other countries; and

	Governmental policies relating to foreign currency borrowings.

The Corporation may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings.  There is no assurance that the Corporation will be successful in locating a suitable financing transaction in a timely fashion or at all.  In addition, there is no assurance that the Corporation will be successful in obtaining the capital we require by any other means.  Future financings through equity investments are likely to be dilutive to its existing stockholders.  Also, the terms of securities the Corporation may issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other dilutive securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects.  Further, the Corporation may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.  The Corporation may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If the Corporation cannot raise additional funds on favorable terms or at all, the Corporation may not be able to carry out all or parts of its strategy to maintain its growth and competitiveness or to fund its operations. If the amount of capital the Corporation is able to raise from financing activities, together with its revenues from operations, is not sufficient to satisfy its capital needs, even to the extent that the Corporation reduces its operations accordingly, the Corporation may be required to cease operations and you could lose all your investment.

The Corporation faces risks associated with currency exchange rate fluctuations. A large portion of the Corporation’s revenues may be denominated in other foreign currencies. Conducting business in currencies other than U.S. and Canadian dollars subjects the Corporation to fluctuations in currency exchange rates that could have a negative impact on its operating results. Fluctuations in the value of the U.S. and Canadian dollar relative to other currencies impacts the Corporation’s revenues, cost of revenues and operating margins and results in foreign currency translation gains and losses.

If the Corporation loses its key personnel or is unable to attract and retain additional qualified personnel, the quality of the Corporation’s services may decline and its business may be adversely impacted. The Corporation relies heavily on the expertise, experience and continued services of its Ilya Khasidov as its President/Chief Executive Officer. Loss of his services could adversely impact the Corporation’s ability to achieve its business objectives. Management of the Corporation believes its future success will depend upon its ability to retain key employees and its ability to attract and retain other skilled personnel.  The Corporation cannot guarantee that any employee will remain employed by it for any definite period of time or that the Corporation will be able to attract, train or retain qualified personnel in the future. Such loss of personnel could have a material adverse effect on its business and operations. Moreover, qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy its customers’ requirements. The Corporation needs to employ additional personnel to expand our business.  There is no assurance that the Corporation will be able to attract and retain sufficient numbers of highly skilled employees in the future. The loss of personnel or the inability to hire or retain sufficient personnel at competitive rates could negatively impact the growth of its business.

The Corporation will incur significant costs as a result of operating as a public company, its management will be required to devote substantial time to new compliance initiatives. While the Corporation is a public company, its compliance costs to date have not been substantial in light of its limited operations. As a public company with substantial operations, the Corporation will incur increased legal, accounting and other expenses.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited financial statements to stockholders is time-consuming and costly.

It will also be time-consuming, difficult and costly for the Corporation to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  Certain members of the Corporation’s management have limited or no experience operating a company whose securities are traded or listed on an exchange, nor with SEC rules and requirements (including SEC reporting practices and requirements that are applicable to a publicly traded company).  The Corporation will need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures.  If the Corporation is are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, the Corporation may not be able to assess its disclosure controls and procedures over financial reporting or its internal controls over financial reporting as effective in accordance with the Sarbanes-Oxley Act.

If the Corporation fails to establish and maintain an effective system of internal controls, the Corporation may not be able to report its financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm its business and adversely impact the trading price of its common stock. The Corporation is required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC.  Its management, including its Chief Executive Officer and Chief Financial Officer, cannot guarantee that its internal controls and disclosure controls will prevent all possible errors or prevent all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs.  Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Corporation have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.  Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.  Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate.  Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Because the Corporation is not yet required to comply with rules requiring the adoption of certain corporate governance measures, its stockholders have limited protections against interested director transactions, conflicts of interest and similar matters. The Sarbanes-Oxley Act, as well as the rules enacted by the SEC and the national stock exchanges as a result of the Sarbanes-Oxley Act, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity and efficiency of corporate management and the securities markets and apply to securities which are listed on those exchanges.  Because the Corporation is not presently required to comply with many of the corporate governance provisions, the Corporation has not yet adopted these measures.

The Corporation has a board member that qualifies as an “audit committee financial expert” and that qualifies as “independent” as that term is used in the rules of the Securities and Exchange Commission or the NASDAQ Marketplace Rules.

Until the Corporation complies with the corporate governance measures adopted by the national securities exchanges after the enactment of Sarbanes-Oxley Act, regardless of whether such compliance is required, the absence of standards of corporate governance may leave its stockholders without protections against interested director transactions which may not be favorable to the shareholders, conflicts of interest and similar matters, and investors may be reluctant to provide the Corporation with funds in the future if the Corporation determines it is necessary to raise additional capital.  The Corporation intends to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

New rules, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for the Corporation to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or maintain listing of our common stock. The Corporation may be unable to attract and retain those qualified officers, directors and members of board of directors committees required to provide for its effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers.  The perceived personal risk associated with the Sarbanes-Oxley Act may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters.  The Corporation may have difficulty attracting and retaining directors with the requisite qualifications.  If the Corporation is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or maintain the listing of our common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

Risks Related to Our Securities

The Corporation’s common stock price is subject to significant volatility, which could result in substantial losses for investors. Prices for the Corporation’s shares are determined in the marketplace and may accordingly be influenced by many factors, including, but not limited to:

	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

	new Mineral Silver Water products and services by us or our competitors;

	failure of our licensor to be able to supply product on a timely basis or at all;

	additions or departures of key personnel;

	the depth and liquidity of the market for the shares;

	quarter-to-quarter variations in our operating results;

	announcements about our performance as well as the announcements of our competitors about the performance of their businesses;

	investors’ evaluations of our future prospects and the Mineral Silver Water industry generally;

	changes in earnings estimates by, or failure to meet the expectations of, securities analysts;

	our dividend policy; and

	general economic and market conditions.

Additionally, the stock market often experiences significant price and volume fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. These market fluctuations could adversely affect the Corporation’s share trading price. The price at which investors purchase shares of the Corporation’s common stock may not be indicative of the price that will prevail in the trading market.  Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

Shares of the Corporation’s common stock lack a significant trading market. Shares of the Corporation’s common stock are not eligible as yet for trading on any national securities exchange.  Our common stock may be quoted in the over-the-counter market on the OTC Bulletin Board or in what are commonly referred to as “pink sheets.”  These markets are highly illiquid.  Although the Corporation intends in the future to apply for listing of its common stock on an exchange, there can be no assurance if or when the initial listing criteria could be met or if such application would be granted, or that the trading of its common stock will be sustained.  There is no assurance that an active trading market in the Corporation’s common stock will develop, or if such a market develops, that it will be sustained.  In addition, there is a greater chance for market volatility for securities that are quoted on the OTC Bulletin Board as opposed to securities that trade on a national exchange.  This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume.  As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Corporation’s common stock, or to obtain coverage for significant news events concerning the Corporation, and its common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

Future sales of shares of the Corporation’s common stock by its stockholders could cause the Corporation’s stock price to decline. The Corporation cannot predict the effect, if any, that market sales of shares of its common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time.  If the Corporation’s stockholders sell substantial amounts of its common stock in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for the Corporation to  raise additional financing through the sale of equity or equity-related securities in the future at a time or price that we deem reasonable or appropriate.  The shares of common stock issued in the Share Exchange Agreement will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering the resale of such shares; or (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of its common stock.

The Corporation may issue additional shares of its capital stock or debt securities to raise capital or complete acquisitions, which could dilute the equity interest of its stockholders. The Corporation’s articles of incorporation authorize the issuance of up to 500,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.001.  After giving effect to the Share Exchange Agreement, there are approximately 350,501,937 authorized and unissued shares of the Corporation’s common stock which have not been reserved and are available for future issuance.  Although the Corporation has no commitments as of the date of this Current Report to issue its securities, the Corporation may issue a substantial number of additional shares of its common stock, to complete a business combination or to raise capital.  The issuance of additional shares of its common stock:

☐	may significantly dilute the equity interest of its existing stockholders; and

☐	may adversely affect prevailing market prices for its common stock.

The Corporation’s officers and directors and insiders own approximately 46.8% of the total issued and outstanding shares of its common stock, and may be able to influence control of the Corporation or decision making by management of the Corporation. As of the date of this Current Report, the Corporation’s officers, directors and insiders own approximately 46.8% of the total issued and outstanding shares of its common stock and may be able to influence control of the Corporation or decision making by management of the Corporation. Moreover, in the event future issuances of common stock are authorized by the Board of Directors pursuant to contractual relations, the officers, directors and insiders’ control of the Corporation will increase. This may result in majority control of the voting power for all business decisions.

The application of the “penny stock” rules could adversely affect the market price of the Corporation’s common stock and increase your transaction costs to sell those shares. The Corporation’s common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934.  The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;


a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation of such duties or other requirements of securities laws;

	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

	A toll-free telephone number for inquiries on disciplinary actions;

	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

	such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

	the bid and offer quotations for the penny stock;

	the compensation of the broker-dealer in the transaction;

	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

Due to the requirements of penny stock rules, many brokers have decided not to trade penny stocks. As a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If the Corporation remains subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for its securities.  Moreover, if its securities are subject to the penny stock rules, investors will find it more difficult to dispose of its securities.

LITIGATION

Management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving the Corporation or its properties. As of the date of this Current eport, no director, officer or affIliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Corporation has based these forward-looking statements onits current expectations and projections about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Corporation that may causeits actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” anticipate,” believe,” estimate,” continue,” or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those listed under the heading “Risk Factors” and those listed  in the Corporation’s  other Securities and Exchange Commission filings.  The following discussion should be read in conjunction withits  Financial Statements ncluded elsewhere in this Current Report on Form 8-K. Throughout this Current Report on Form 8-K,  we will refer to Aquasil Internationa  Inc. as  the “Corporation,” “we,” “us,” and “our.”

MANAGEMENT DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

RESULTS OF OPERATION

On October 25, 2010, the Corporation’s subsidiary, AquaSil, Inc. (“AquaSil”), entered into a trademark and license agreement (the “Agreement”) with Khasid ICT, a corporation organized under the laws of the country of Tajikistan and controlled and managed by a controlling stockholder of the Corporation. Under the agreement, AquaSil has been granted an exclusive, sub-licensable, assignable, royalty-bearing license to use the Formula “ROSS TJ 72 N00422” (the “Formula”) for the purpose of selling the licensed products, as defined, throughout the world. Royalties are due quarterly, calculated at the rate of 5% of gross revenues. The term of the license is through December 31, 2020, unless terminated earlier. The licensor may terminate the Agreement without cause with 180 days prior notice or immediately with written notice.

The Corporation will engage in the marketing and distribution of “Mineral Silver Water”..

Critical Accounting Policies

In presenting the consolidated financial statements of the Corporation in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions the Corporation is required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of the Corporation’s control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to the Corporation’s results of operations, financial position and in liquidity. Management believes that the estimates and assumptions used when preparing the financial statements were the most appropriate at that time.

Operating Results for the Period From Inception (September 21, 2010) to December 31, 2010

On December 30, 2010, the Corporation entered into the Stock Exchange Agreement with AquaSil and the sole stockholder of AquaSil.  In accordance with the Stock Exchange Agreement, the Corporation acquired 100% of the total issued and outstanding shares of common stock of AquaSil in exchange for the issuance of an aggregate 70,000,000 shares of the Corporation’s common stock to the sole stockholder of AquaSil. As a result of this transaction, AquaSil became a wholly-owned subsidiary of the Corporation.

The above transaction has been accounted for as a reverse merger (recapitalization) with the Corporation being deemed the legal acquirer and AquaSil being deemed the accounting acquirer. Accordingly, the historical financial information presented is that of AquaSil as adjusted to give effect to any difference between the legal acquirer and the accounting acquirer’s capital stock with an offset to additional paid-in capital.

The Corporation’s subsidiary, AquaSil, has not yet begun operations.  AquaSil was incorporated in the state of New York on September 21, 2010 and to date has incurred only professional fees related to audit of the consolidated financial statements.

Liquidity and Capital Resources

At December 31, 2010 the Corporation had $865 in cash and a working capital deficit of $1,022,822.  Since inception, the Corporation has financed its working capital needs through advances from stockholders. The Corporation believes it will require up to $1,000,000 to meet its proposed business operations over the next twelve months.  The Corporation requires $250,000 for operating expenses including but not limited to marketing and advertising of its new products, $250,000 for general and administrative expenses and $500,000 for inventory.  The Corporation's future liquidity requirements will be dependent upon the ability to raise financing either by debt or by equity through private placement transactions. Until such financing is obtained, it is the intent of stockholders to provide funds for professional fees related to maintaining the Corporation’s public reporting status.

The Corporation  is a development stage company and is dependent on raising capital to commence principal operations.  The Corporation has not begun operations, has incurred a loss for the period and is dependent on debt financing for its operating cash flow. These circumstances raise substantial doubt about the Corporation’s ability to continue as a going concern.

Management believes the Corporation’s ability to continue as a going concern is dependent on its ability to raise capital. At present, the Corporation has no commitments for any additional financing. Management is currently seeking financing through a possible private offering of common stock, which will be used to finance operations.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during fiscal period ended December 31, 2010 that have, or are reasonably likely to have, a current or future affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to the Corporation’s interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this Current Report are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Ilya Khasidov 380 Lexington Ave., 17th Floor New York, NY 10068	70,000,000	46.8%
Robert Baker Suite 200, 5920 MacLeod Trail S.W. Calgary, Alberta Canada T2H 0K2	-0-	0%

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Bruce Milroy Suite 200, 5920 MacLeod Trail S.W. Calgary, Alberta Canada T2H 0K2	-0-	0%
All executive officers and directors as a group (3 persons)	70,000,000	46.8%

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 149,498,063 shares issued and outstanding.

EXECUTIVE OFFICERS AND DIRECTORS

The following persons either became the executive officers and directors of the Corporation upon effectiveness of the Share Purchase Agreement or were subsequently appointed and hold the positions set forth opposite their respective names.

Name	Position	Age
Ilya Khasidov	President/Chief Executive Officer and a Director	51
Robert Baker	Director	41
Bruce Millroy	Chief Financial Officer	50

Our directors hold office for one-year terms or until their successors have been elected and qualified.

BIOGRAPHIES

Ilya Khasidov.  Ilya Khasidov has been the chief executive officer and a director of Aquasil. During the past ten years, Mr. Khasidov has managed and controlled several companies ranging from natural resource development, including marble and granite reserves, to Aquasil, which has developed a mineral water containing real silver compounds in order to fight bacteria in the human body. Mr. Khasidov’s controls and manages Khasid, which has acquired a section of land and constructed a water intake facility with environmentally protected conservation zone on the basis of the natural, self-effusing spring, with the debit of water 50 m3 in a twenty-four hour period, which ensures intake and dispatch of the superb, ecologically clean mineral water " Mineral Silver Water" with the natural silver content. Mr. Khasidov has also constructed office buildings and facilities, namely, contemporary administrative two-story building with improved sanitary facilities, buildings, container production facilities, facilities for water bottling and packaging of final product, warehouse and utility systems with a total area of 2400 sq.m.

Mr. Khasidov is a well-known businessman in his native Tajikistan former republic of the Soviet Union.  Mr. Khasidov has had great success with the “Mineral Silver Water” in Tajikistan and throughout Europe and intends to expand the market into North America by engaging in large scale marketing campaigns ranging from TV commericals to sporting events and celebrity endorsements.

Robert Baker.  Mr. Baker has owned and operated Baker Plumbing & Heating Ltd. for the past twelve years in Calgary.  He employs fifteen people in the operation.

Bruce Milroy. Mr. Milroy has worked for the company since March 2008 and is a member of the Institute of Chartered Accountants of British Columbia. Mr. Milroy holds MBA and BASc degrees from the University of British Columbia and has 18 years of experience in public company auditing.

FAMILY RELATIONSHIPS

There are no family relationships among the Company’s directors or officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Fiscal Year ended December 31 2010	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Ilya Khasidov President & CEO	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jim Can, prior President & CEO (PEO)	2010	80,000	-0-	-0-	-0-	-0-	-0-	-0-	80,000
Bruce Milroy, CFO	2010	58,250	-0-	-0-	-0-	-0-	-0-	-0-	58,250
Branislav Jovanovic, prior COO	2010	84,500	-0-	-0-	-0-	-0-	-0-	-0-	84,500

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Director Compensation

The Corporation does not currently compensate our directors with cash for acting as such, although we may do so in the future. The Corporation has issued shares of its restricted common stock to certain of its directors as compensation. The Corporation also reimburses its directors for reasonable expenses incurred in connection with their service as directors.

Code of Ethics

The Corporation intends to adopt a code of ethics that applies to its officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but has not done so to date.

Board Committees

Audit Committee. The Corporation intends to establish an audit committee of the Board of Directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties would be to recommend to the Board of Directors the engagement of independent auditors to audit the Corporation’s financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Corporation intends to establish a compensation committee of the Board of Directors.  The compensation committee would review and approve the Corporation’s salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer any stock option plans and recommend and approve grants of stock options under such plans.

Stock Incentive Plan

The Corporation currently does not have any stock incentive plan adopted.  The Corporation may adopt a stock incentive plan in the future in order to further the growth and general prosperity of the Corporation by enabling our employees, contractors and service providers to acquire its common stock, increasing their personal involvement in the Corporation and thereby enabling the Corporation to attract and retain its employees, contractors and service providers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions with any related persons (as that term is defined in Item 404 in Regulation S-K) since the beginning of the Corporation’s last fiscal year, or any currently proposed transaction, in which the Corporation was or is to be a participant and the amount involved was in excess of $120,000 and in which any related person had a direct or indirect material interest.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

SHARE EXCHANGE AGREEMENT

On December 30, 2010, the Corporation entered into a Stock Exchange Agreement with AquaSil and the sole stockholder of AquaSil.  In accordance with the Stock Exchange Agreement, the Corporation acquired 100% of the total issued and outstanding shares of common stock of AquaSil in exchange for the issuance of an aggregate 70,000,000 shares of the Corporation’s common stock to the sole stockholder of AquaSil. The shares were issued to a non-United States Investor in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Aquasil Stockholder acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the ’s management concerning any and all matters related to acquisition of the securities.

Effective on February 1, 2011, the Board of Directors of the Corporation authorized the settlement of debt in the amount of $700,000 due and owing to Jim Can, its prior President/Chief Executive Officer (the “Debt”). The Debt consisted of funds advanced and loaned by Jim Can to the Corporation during fiscal years 2007 through 2009 for financing and working capital purposes as evidenced on the consolidated financial statements for the period ended December 31, 2010 filed with the quarterly report on Form 10-Q with the Securities and Exchange Commission. On approximately July 15, 2010, the Board of Directors of the Corporation had agreed that such Debt would be convertible at any time by Jim Can at $0.01 per share (the “Terms of Conversion”). Therefore, the Board of Directors acknowledged the Debt and Terms of Conversion and ratified and approved the issuance of 70,000,000 shares of common stock to Jim Can in satisfaction of the Debt.   The shares were issued to Jim Can on February 1, 2011.

DESCRIPTION OF SECURITIES

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary.  The Corporation refers to the copies of its articles of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to this Current Report on Form 8-K.  The following discussion is qualified in its entirety by reference to such exhibits.

Authorized Capital Stock

The total number of stock authorized that may be issued by the Corporation is 500,000,000 shares of common stock with a par value of $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.001. No other class of stock is authorized.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange Agreement, the Corporation’s issued and outstanding securities, on a fully diluted basis, is as follows:

-	149,498,063 shares of common stock; approximately 48.6% of which shares are held by Ilya Khasidov issued pursuant to the Share Exchange Agreement;

-	No shares of preferred stock issued;

-	No options to purchase any capital stock or securities convertible into capital stock; and

-	No warrants to purchase any capital stock or securities convertible into capital stock.

Description of Common Stock

The holders of common stock are entitled to one vote per share. The Corporation’s Articles of Incorporation do not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds; however, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Dividends

Dividends may be declared and paid out of legally available funds. Shares of one class or series of securities may not be issued as a share dividend to shareholders of another class or series unless approved by a majority of the shareholders.  The Corporation has not previously paid any cash dividends on our common stock and does not anticipate or contemplate paying dividends on its common stock in the foreseeable future. The Corporation currently intends to utilize all available funds to develop our business.  The Corporation can give no assurances that it will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

The By-Laws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of the Corporation and its stockholders (through stockholder derivative suits on behalf of the Corporation) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired .  In accordance with Item 9.01(a), AquaSil’s audited financial statements for the fiscal year ended December 31, 2010 and for the period from inception December 31, 2010 are included in this filing.

(b) Pro Forma Financial Information.  In accordance with Item 9.01(b), our unaudited  pro forma combined financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

 (c)  Consolidated Financial Statements of Aquasil International Inc. for the period ended December 31, 2010.

(d) Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibits
Number	Description
3.1	Articles of Incorporation	Incorporated by reference to the Exhibits filed with the Form SB-2 filed with the SEC on August 15, 2007
3.1(i)	Amendment to Articles of Incorporation	Incorporated by reference to the Exhibits filed with the Form 8-K filed with the SEC on November 13, 2008
3.1(ii)	Amendment to Articles of Incorporation	Incorporated by reference to the Exhibits filed with the Form 8-K filed with the SEC on February 3, 2011
3.1(iii)	Amendment to Articles of Incorporation	Incorporated by reference to the Exhibits filed with the Form 8-K filed with the SEC on February 18, 2011
3.2	Bylaws	Incorporated by reference to the Exhibits filed with the Form SB-2 filed with the SEC on August 15, 2007
10.1	Stock Exchange Agreement between the Company, AquaSil, Inc. and Ilya Khasidov dated December 30, 2010	Incorporated by reference to the Exhibits attached to the Company's Form 8-K filed with the SEC on January 3, 2011
31.1	Section 302 Certification - Principal Executive Officer	Filed herewith
31.2	Section 302 Certification - Principal Financial Officer	Filed herewith
32.1	Certification Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith
32.2	Certification Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith
99.1	Audited Consolidated Financial Statements of Aquasil International Inc. as of December 31, 2010	Filed herewith
99.2	Audited Financial Statements of AquaSil, Inc. as of December 31, 2010	Filed herewith
99.3	Proforma consolidated balance sheet combining the unaudited balance sheet of the Company as at December 31, 2010 with the audited balance sheet of AquaSil, Inc. as of December 31, 2010	Filed herewith

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

AQUASIL INTERNATIONAL INC.

Date: April 14, 2011	By:	/s/ Ilya Khasidov
Ilya Khasidov
President and Chief Executive Officer

Date: April 14, 2011	By:	/s/ Bruce Millroy
Bruce Millroy
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer